SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

FUQI INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FUQI INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Fuqi International, Inc., a Delaware corporation (the “Company”), to be held at the Company’s offices located at 5/F., Block 1, Shi Hua Industrial Zone, Cui Zhu Road North, Shenzhen, 518019, People’s Republic of China, on June 1, 2009 at 10:00 am local time.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect following persons to serve as directors:

Yu Kwai Chong
Ching Wan Wong
Lie Xi Zhuang
Lily Lee Chen
Eileen B. Brody
Victor A. Hollander
Jeff Haiyong Liu

2.	To ratify the appointment of Stonefield Josephson, Inc. as the independent registered public accounting firm of the Company for the year ending December 31, 2009;

3.	To approve the Fuqi International, Inc. 2009 Omnibus Incentive Plan, a replacement of the Fuqi International, Inc. 2007 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors recommends a vote “for” the director nominees and for each proposal listed above.

The board of directors has fixed the close of business on April 29, 2009 as the record date (the “Record Date”) for determining those stockholders who will be entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 1, 2009. The 2009 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2008 are also available at http://www.vfnotice.com/fuqi.

            The Company’s Annual Report to Stockholders for the year ended December 31, 2008 is enclosed with this notice.  The following proxy statement and enclosed proxy card is being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation.

FOR THE BOARD OF DIRECTORS

/s/ Yu Kwai Chong
President, Chief Executive Officer and
Chairman of the Board of Directors

Dated: April 30, 2009
Shenzhen, China

FUQI INTERNATIONAL, INC.

PROXY STATEMENT

For Annual Meeting to be Held
 June 1, 2009 at 10:00 am local time

This proxy statement is delivered to you by Fuqi International, Inc. (“we,” “us,” the “Company,” or “Fuqi”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held at the Company’s located at 5/F., Block 1, Shi Hua Industrial Zone, Cui Zhu Road North, Shenzhen, 518019, People’s Republic of China, on June 1, 2009 at 10:00 am local time (the “Annual Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is May 7, 2009.

The purpose of the Annual Meeting is to seek stockholder approval of three proposals: (1) electing seven directors to the board of directors; (2) ratifying the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and (3) approving the Fuqi International, Inc. 2009 Omnibus Incentive Plan.

Annual Report

Our annual report to stockholders for the year ended December 31, 2008 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy and is not to be considered a part of the proxy-soliciting material.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on April 29, 2009 (the “Record Date”) will be entitled to vote at the Annual Meeting. There were 22,005,509 shares of common stock outstanding as of the Record Date. Each share of our common stock is entitled to one vote, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum for the Annual Meeting.  Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.  If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Stockholders may not cumulate their votes.

Voting Your Proxy

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy.  Stockholders who hold shares of our company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker.  Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for (1) the election of the nominees for director named herein; (2) the reappointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and (3) the approval of the Fuqi International, Inc. 2009 Omnibus Incentive Plan, a replacement of the Fuqi International, Inc. 2007 Equity Incentive Plan.  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

Effect of Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Under applicable NASDAQ stock exchange rules, brokers that hold shares of our common stock in “street” name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters without specific instructions from those customers.

Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no effect on the election of the director nominees, but will be counted as votes against the ratification of the appointment of Stonefield Josephson, Inc. and the approval of the Fuqi International, Inc. 2009 Omnibus Incentive Plan.  Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of our independent registered public accounting firm, however, brokers that do not receive instructions are not entitled to vote on the approval of the 2009 Omnibus Incentive Plan. Any broker “non-votes” will have no effect on the outcome of the matter (i.e., they will be neither a vote “for” nor a vote “against” the proposal).

Revoking Your Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 5/F., Block 1, Shi Hua Industrial Zone, Cui Zhu Road North, Shenzhen, 518019, People’s Republic of China.

Appraisal Rights

Under the Delaware Code, stockholders entitled to vote will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting, and we will not independently provide stockholders with any such right.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company.  In addition, the Company will solicit stockholders by mail, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Fuqi registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or call or write us at the following address or phone number: Fuqi International, Inc., 5/F., Block 1, Shi Hua Industrial Zone, Cui Zhu Road North, Shenzhen, 518019, People’s Republic of China, by telephone at 86 (755)2580-1888. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except, to the extent that the executive officers and directors are eligible to receive awards under the 2009 Omnibus Incentive Plan, and with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.  In addition, the Company currently anticipates that it will grant to each independent director in fiscal 2009 approximately 10,438 shares of Restricted Stock under the 2009 Omnibus Incentive Plan after its passage.

PROPOSAL NO. 1 ELECTION OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES.

The Company currently has seven authorized members on its board of directors. The Company’s Bylaws give the board of directors the authority to establish, increase or decrease the number of directors.   The nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Yu Kwai Chong, Ching Wan Wong, Lie Xi Zhuang, Lily Lee Chen, Eileen B. Brody, Victor A. Hollander and Jeff Haiyong Liu, all of whom currently serve on the Board of Directors and advised the Company of their willingness to serve as a member of the Company’s board of directors if elected. You can find information about the nominees below under the section “Board of Directors and Executive Officers.”

If elected, the nominees will serve as directors until Fuqi’s Annual Meeting of Stockholders in 2010, or until their successors are elected and qualified.  If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Vote Required

You may vote in favor or against any or all of the nominees and you may also withhold your vote as to any or all of the nominees. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE REAPPOINTMENT OF STONEFIELD JOSEPHSON, INC.

The Audit Committee has recommended the reappointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  Stonefield Josephson, Inc. has served as Fuqi’s independent accountant since November 22, 2006, the date on which the Company conducted a reverse-merger transaction and became the parent company of Fuqi International Holdings Co., Ltd., a British Virgin Islands corporation (“Fuqi BVI”) and its subsidiaries.  Prior to November 22, 2006, Stonefield Josephson, Inc. also served as the independent registered public accounting firm of one of the Company’s wholly-owned subsidiaries, Shenzhen Fuqi Jewelry Co., Ltd.

The stockholders are being requested to ratify the reappointment of Stonefield Josephson, Inc. at the Annual Meeting.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2008 and 2007

The following table presents fees, including reimbursements for expenses, for professional audit services rendered by Stonefield Josephson, Inc. for the audits of the Company’s annual financial statements and interim reviews of the Company’s quarterly financial statements for the years ended December 31, 2008 and December 31, 2007 and fees billed for other services rendered by Stonefield Josephson, Inc. during those periods.

	Fees for the Year Ended December 31,
	2008	2007
Audit fees (1)	$510,932	$305,950
Audit-related fees (2)	7,220	152,150
Tax fees (3)	-	23,700
All other fees	-	–
Total audit and non-audit fees	$518,152	$481,800

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements, assessment of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Stonefield Josephson, Inc. in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees that are not reported under “Audit Fees” that are billed for services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements, including services related to business acquisitions.

(3)	Tax fees consist of fees billed for corporate tax return preparation for the years ended December 31, 2006, 2005 and 2004.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our audit committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our audit committee pre-approved the audit service performed by Stonefield Josephson, Inc. for our consolidated financial statements as of and for the year ended December 31, 2008 and 2007.

Vote Required

The affirmative vote of a majority of all votes cast or represented by proxy at the Annual Meeting is required to ratify the appointment of Stonefield Josephson, Inc. as Fuqi’s independent registered public accounting firm. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of a quorum.

PROPOSAL NO. 3 APPROVAL OF THE FUQI INTERNATIONAL, INC. 2009 OMNIBUS INCENTIVE PLAN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE FUQI INTERNATIONAL, INC. 2009 OMNIBUS INCENTIVE PLAN.

The Company currently maintains the 2007 Equity Incentive Plan which was originally adopted by the Board of Directors on October 22, 2007 (the “2007 EIP”). The 2007 EIP provides for awards of incentive stock options, nonstatutory stock options and stock awards to our eligible employees, directors and consultants. The Board believes that the 2007 EIP has been effective in attracting qualified employees and directors to the Company and its affiliates and in providing long-term incentives and rewards to those individuals responsible for the Company’s growth and success. The Board further believes that the awards granted under the 2007 EIP have provided an incentive that aligns the economic interests of plan participants with those of our stockholders.

Stock options and stock awards have long been an integral and essential component of competitive compensation packages for companies in our industry. However, changes in accounting and tax policies, as well as evolution of the employment marketplace, has contributed to the continuing development of innovative compensation practices involving several alternative forms of equity-based incentives. In view of these developments, the Board of Directors believes that the adoption and approval of a new long-term incentive plan permitting the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and other stock- and cash-based incentive awards will provide the Company with a flexible and dynamic long-term incentive compensation structure and is in the best interests of the Company. Accordingly, the Board adopted, subject to the approval of the Company’s stockholders, the Fuqi International, Inc. 2009 Omnibus Incentive Plan (the “Incentive Plan”) and recommend that the stockholders of Fuqi approve the Incentive Plan.

Upon approval of the Incentive Plan by the Company’s stockholders, the Company’s 2007 Equity Incentive Plan will be frozen and no further grants or awards will be made under such plan. However, the 2007 EIP will continue in effect after approval of the Incentive Plan for so long as and solely to the extent necessary to administer previously-granted awards that remain outstanding under such plans. The 2007 EIP permits the grant of share options and shares for up to 2,366,864 shares. As of December 31, 2008, there were a total of 1,441,776 options outstanding under the 2007 EIP with a weighted average exercise price of $8.79.  As of December 31, 2008, no shares have been issued under the 2007 EIP and no previously issued options have been exercised.  If the Incentive Plan is not approved by the Company’s stockholders, the 2007 EIP will remain in effect according to its terms and the Company may continue to make stock option and stock awards under that plan.

The material features of the Incentive Plan that is being presented to the shareholders for approval are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is set forth as Appendix A to this proxy statement.

Administration

The Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors, but the Board of Directors may exercise any of the powers and authority of the Committee.  The Committee has the authority to determine, within the limits of the express provisions of the Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.  The Committee generally has discretion to delegate its authority under the Incentive Plan to another committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the Committee deems appropriate.

Types of Awards

Awards under the Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.

The Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof.  The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee.

The exercise price for stock options will be determined by the Committee in its discretion, but incentive stock options and non-qualified stock options may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted.  Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.  On April 27, 2009 the market price per share of the Company’s common stock was $5.04 based on the closing price of the common stock on the NASDAQ Global Market on such date.

Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years.  The Incentive Plan provides for earlier termination of stock options upon the participant’s termination of service, unless otherwise provided in the stock option agreement or extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights.

The Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Committee in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.  Upon exercise of a SAR, payment may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” exercise).  SARs must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant.

Restricted Shares and Restricted Units.

The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”).  Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”).  The terms and conditions of restricted share and restricted unit awards are determined by the Committee.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Committee, in its discretion, based on one or more of the following measures (the “Performance Goals”):

•	Net income (before or after taxes)

•	Earnings per share

•	Share price

•	Net sales

•	Units sold or growth in units sold

•	Return on stockholders' equity

•	Customer satisfaction or retention

•	Return on investment or working capital

•	Expense targets

•	Working capital targets

•	Operating efficiency

•	Productivity ratios

•	Market share or change in market share

•	Operating income

•	Economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital)

•	EBITDA (net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization)

•	Reductions in inventory

•	Inventory turns and on-time delivery performance

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Committee.  In addition, any of the measures above may be defined in terms of growth or return, such as year-over-year and mutli-year growth percentage.  The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Performance Awards.

The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate.  A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period.  Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Committee.

Award periods will be established at the discretion of the Committee.  The performance targets will also be determined by the Committee.  With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units.”  To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards.

The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards.  The terms and conditions of each other stock-based award will be determined by the Committee.  Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Cash-Based Awards.

The Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code.  The terms and conditions of each cash-based award will be determined by the Committee.  The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•
The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Committee to be subject to Section 162(m) of the Code (the “covered employees”).

•
The targets for annual incentive payments to covered employees will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above.  Use of any other target will require ratification by the stockholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments.  Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•
In administering the incentive program and determining incentive awards, the Committee will not have the flexibility to pay a covered employee more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule.  The Committee will have the flexibility, based on its business judgment, to reduce this amount.

•	The cash incentive compensation feature of the Incentive Plan does not preclude the Board or the Committee from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents.

The Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Incentive Plan.

Eligibility and Limitation on Awards

The Committee may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates.

The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year will be 1.5 million shares of common stock (whether through grants of Options or Stock Appreciation Rights or other awards of common stock or rights with respect thereto) or $1 million in the form of cash-based incentive awards.

Awards Granted Under the Incentive Plan

As of the date hereof, no specific awards have been granted under the Incentive Plan.  The Company currently anticipates that it will grant to each independent director in fiscal 2009 approximately 10,438 shares of Restricted Stock under the 2009 Omnibus Incentive Plan after its passage.  In addition, the Compensation Committee will grant equity awards to its executive officers under the Incentive Plan, but the exact number and terms of the awards has not been finalized.  Beyond the anticipated grants described above, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the Incentive Plan are not presently determinable.  Other than as described above, it is not possible to state who the participants in the Incentive Plan will be in the future or the number of options or other awards to be received by a person or group due to the discretionary nature of the Incentive Plan.

Shares Subject to the Incentive Plan

An aggregate of 3,300,000 shares of the Company’s common stock is reserved for issuance and available for awards under the Incentive Plan, including incentive stock options granted under the Incentive Plan.

With respect to awards made under the Incentive Plan, shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the Incentive Plan.  On the exercise of a SAR, only the number of shares actually issued will be counted against the number of shares reserved for grant under the Incentive Plan.  Shares to be issued or purchased under the Incentive Plan will be authorized but unissued shares of common stock.  Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the Incentive Plan.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the Incentive Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Incentive Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board may at any time amend or terminate the Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Incentive Plan without the consent of the recipient.  No awards may be made under the Incentive Plan after the tenth anniversary of its effective date.  Certain provisions of the Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

Surrender of Awards and Authority to Reprice

In its discretion, and on terms agreed to between the Company and the participant, the Company may accept the surrender or cancellation of any award outstanding under the Incentive Plan.  In addition, without requiring shareholder approval, the Committee may substitute or otherwise grant a new award under the Incentive Plan in connection with the surrender or cancellation of an existing award, including the substitution or grant of (i) an option or SAR with a lower exercise price than the option or SAR being surrendered, (ii) a different type of award upon the surrender or cancellation of an option or SAR with an exercise price above the market value of the underlying stock on the date of such substitution or grant, or (iii) any other award constituting a repricing of an option or SAR.

United States Federal Income Tax Consequences

The U.S. federal income tax consequences of the issuance and exercise of awards under the Incentive Plan are as described below.  The following information is only a summary of the United States tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option.  If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.  If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale.  Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant.  Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock.  A sale for less than the option price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option.  Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares.  The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.  Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.  A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs.  Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares.  A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  The Company will be entitled to a corresponding deduction.  Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer).  To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units.  A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions.  Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards.  Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Tax Deductibility of Certain Performance-Based Awards Under the Incentive Plan.  Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million.  For purposes of Section 162(m), the term “covered employee” includes the Company’s chief executive officer and the three other most highly compensated executive officers who are required to be disclosed in the Company’s proxy statement as a “named executive officer” based on the amount of their total compensation.  Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by our stockholders.  Accordingly, in order to maintain the Company’s ability to fully deduct certain incentive compensation paid pursuant to the Incentive Plan, approval of the Incentive Plan will qualify as approval of the material terms, including the Performance Goals discussed in the section titled “Restricted Shares and Restricted Units” above, under which qualifying performance-based compensation is to be paid.

Effective Date

If approved by the stockholders of the Company, the Incentive Plan will be effective as of the date of approval by the Board of Directors.  If not approved by the stockholders, no awards will be made under the Incentive Plan. The Committee may issue awards under the Incentive Plan prior to approval by the stockholders. If there are any issued and outstanding awards at the time the Incentive Plan is voted upon by the stockholders, such awards will terminated if the Incentive Plan is not approved by the stockholders.  If and when the Incentive Plan becomes effective, the 2007 EIP will be frozen and no further grants of equity or equity-based awards will be made under that plan. However, shares of common stock subject to outstanding awards granted under the 2007 EIP prior to the effective date of the Incentive Plan will remain available for issuance under such plan and the 2007 EIP will remain in effect after the effective date of the Incentive Plan to the extent necessary to administer such previously-granted awards.

Vote Required

Approval of the Incentive Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum.  For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of a quorum.  If the stockholders do not approve the Incentive Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Our executive officers, our current directors, and our director nominees who have been nominated for election as directors at the Annual Meeting, the positions held by them and their ages as of April 27, 2009 are as follows:

Name	Age	Position
Yu Kwai Chong	49	President, Chief Executive Officer and Chairman of the Board and director nominee
Ching Wan Wong	41	Chief Financial Officer and Director and director nominee
Lie Xi Zhuang	40	Chief Operating Officer and Director and director nominee
Xi Zhou Zhuo	40	Marketing Director
Charlene Hua	34	Executive Vice President of Finance, Capital Market and Corporate Development
Chujian Huang	46	Retail Director
Lily Lee Chen (2)	72	Director and director nominee
Eileen B. Brody (1)(2)(3)	47	Director and director nominee
Victor A. Hollander (1)(3)	76	Director and director nominee
Jeff Haiyong Liu (1)(2)(3)	45	Director and director nominee

(1)	Member of the Compensation Committee

(2)	Member of Nomination and Corporate Governance Committee

(3)	Member of the Audit Committee

Yu Kwai Chong is the principal founder of our company and has served as President, Chief Executive Officer and Chairman of the Board of Directors since April 2001. As the principal founder and Chief Executive Officer, Mr. Chong is dedicated to develop our company as the leader of the Chinese jewelry industry; in day-to-day operations, Mr. Chong is responsible for the strategic planning, marketing and overall growth of our company. Mr. Chong has significant experience in the Chinese jewelry industry, having established the first gold jewelry manufacturing and sales company in Shenzhen over 20 years ago. Since January 1995, Mr. Chong has served as the Chief Executive Officer and Chairman of the Board of Directors of Shenzhen Rong Xing (Group) Co., Ltd. Mr. Chong is also the Permanent Director of the Gems & Jewelry Trade Association of China, Permanent Director of the Gems & Jewelry Trade Association of Guangdong and Associate President of Shenzhen Gold Jewelry Association. Mr. Chong also currently serves as a director at a number of private companies that he owns in China, including Shenzhen Rongxing (Group) Limited, Shenzhen Xinke Investment Co., Ltd.

Ching Wan Wong has served as our Chief Financing Officer since January 2004. In addition, Mr. Wong has worked as a tax consultant at the Guandong Yuexin Registered Tax Agent Co., Ltd. from April 2002 to the present. From September 2000 to March 2002, Mr. Wong served as the Finance Director of MindShare China, a communications firm. From 1995 to 2000, before serving MindShare, Mr. Wong served as Finance Director  — China operation for Carat Media Representative (Asia) Limited, a multinational media company and Head of Finance — China for a foreign invested media company. Mr. Wong received his Bachelor of Business Administration in Accounting from the Chinese University of Hong Kong in 1989 and his Bachelor of Commerce from University of Southern Queensland in 1992. He is a Certified Practicing Accountant in Australia, Certified Public Accountant in Hong Kong, and Certified General Accountant in Canada, and is experienced in international financial reporting and management.

Lie Xi Zhuang is a co-founder and has served as our Chief Operating Officer since April 2001 with responsibility for production management and cost control. From 1997 to 2000, Mr. Zhuang served as the Business Manager of Shenzhen Ping Shen Gold and Silver Jewelry Co., Ltd., and from 1993 to 1997, Mr. Zhuang acted as the Business Manager of Shenzhen Gao De Gold and Silver Jewelry Company. Mr. Zhuang is certified with a Higher Diploma in Management by Hunan Xiang Tan University.

Xi Zhou Zhuo is a co-founder and has served as our Marketing Director since 2001 with responsibility for marketing and customer relations management. From 1997 to 2000, Mr. Zhuo served as the Deputy General Manager of Shenzhen Ping Shen Gold and Silver Jewelry Co., Ltd., and from 1993 to 1997, Mr. Zhuo was the Sales Manager of Shenzhen GaoDe Gold and Silver Jewelry Company. Mr. Zhuo has over 15 years of experience in sales and marketing of jewelry in China.

Chujian Huang has served as our Retail Director since August 2008 since our acquisition of the business of the Temix Companies.  Upon the closing of the acquisition, Mr. Huang joined our company to head our retail distribution outlets and set the vision for our overall retail expansion strategy.  Mr. Huang also oversees the development of our retail brands. Mr. Huang has over 17 years experience in both jewelry wholesale and retail in China.  Prior to joining us in August 2008, Mr. Huang served as the principal executive officer of the Temix Companies, which he founded in July 1998.  Mr. Huang received his degree in Marine Logistics from the Marine Transportation Bureau in 1982.

Charlene Hua was appointed as our Executive Vice President of Finance, Capital Market and Corporate Development in February 2009.  Ms. Hua brings over eleven years of diverse experience in banking, finance, consulting, business development and relationship management to the company. Prior to her appointment, she served as Chief Financial Officer of China Technology Development Group Corporation (Nasdaq: CTDC), a provider of thin-film solar energy products and solutions in China, from August 2007 to November 2008. Before joining CTDC, Ms. Hua served as a Vice President at Citigroup Global Markets, Inc. from September 2005 to June 2007. From July 2002 to September 2005, Ms. Hua served as an Assistant Vice President at JP Morgan Chase. In addition, Ms. Hua held other finance and consulting roles with other major corporations including Arthur Andersen, Electronic Data System and State Farm in the United States. Ms. Hua graduated from the University of Illinois, Urbana-Champaign with a B.S. in Finance and Industrial Distribution Management in 1997.

Lily Lee Chen has served as a director since June 2007. She is presently Vice-Chair for the Asian-Pacific-USA Chamber of Commerce. She is a Commissioner for the California Commission on Aging. In 1982, Ms. Chen was elected to the Monterey Park City Council. In 1984, she became mayor of Monterey Park, California. Ms. Chen’s public service includes positions in: the Advisory Committee on the Rights and Responsibilities of Women, as appointed by President Ford; the National Advisory Council on Adult Education, as appointed by President Carter; California State World Trade Commission as the appointed Assembly Speaker; Women in the Services (DACOWITS) as an Advisor appointed by Secretary of Defense Perry and the Board of Governor’s of the East-West Center in Hawaii, as appointed by President Clinton and Secretary of State Albright. Ms. Chen earned her bachelor’s degree in communications and a Master’s in social work from the University of Washington, Seattle. Ms. Chen began her professional career in 1964, working for the Los Angeles County where she directed operations, program and grants management for numerous County programs. Her responsibilities included the management and supervision of a seventy million dollar budget and over four hundred employees.

Victor A. Hollander, a CPA, has served as a director since June 2007. With nearly 50 years of experience working with privately owned and public SEC reporting companies worldwide, Mr. Hollander has been involved in a substantial number of initial and secondary public offerings. In addition, he regularly assists companies with accounting issues relating to public and private offerings and reverse mergers, corporate reorganizations and acquisitions, and other fund raising and regulatory matters. Mr. Hollander began his public accounting career in 1954 at Joseph S. Herbert & Co., a prominent New York accounting firm. He has specialized in capital raises and merger and acquisition matters since 1962 when he started the firm Berger, Turner & Hollander. At this firm, he was the audit partner of the first Los Angeles ladies dress manufacturer to go public. In 1966, he joined Brout & Company and opened their offices in Los Angeles. During this time, he was the audit partner for many public companies listed on the New York Stock Exchange and the American Stock Exchange. In 1975, he joined an international public accounting firm, Lester Witte, as the firm’s Senior Securities Partner. In 1978 he formed his own practice, Hollander, Gilbert & Company. It was this practice that Mr. Hollander merged, as Managing Director of the West Coast Group. Mr. Hollander, after attending the University of Illinois, University of California at Los Angeles and after completing military service, graduated from California State University, Los Angeles in 1958 with a Bachelor of Arts degree in Accounting. He has served on the Securities, Ethics and Accounting and Auditing Committees of various organizations, including the American Institute of Certified Public Accountants and California State Society of Certified Public Accountants. In addition, Mr. Hollander has served as a director, including as Chair of the audit committee, of several SEC reporting companies. He currently serves as a director and member of the audit committee of Micro Imaging Technology, Inc. (OTCBB: MMTC).

Eileen B. Brody has served as a director since June 2007. Since August, 2005, Ms. Brody has been President of Dawson-Forte Cashmere, an apparel trading company that sources the majority of their cashmere products from China. From 1997 to 2004, she was the Vice President of Merchandising and Planning for Carter's Retail division of The William Carter Company. From 1992 to 1997, she held various management positions for Melville Corporation, a multi-billion dollar retailer. From 1983 to 1990, Ms. Brody worked for KPMG Peat Marwick in various positions including as a Senior Manager. While at KPMG, she was responsible for audit services for a diverse clientele of large Fortune 500 companies as well as small publicly traded companies and provided due diligence services on a wide variety of acquisitions. Ms. Brody is a Certified Public Accountant. She is the recipient of the Fitzie Foundation-Harvard Business School award and the 2006 NCCE CO-OP Hall of Fame Award. She received her Undergraduate and MBA degrees from Pace University and a second MBA from the Harvard Graduate School of Business in 1992. Ms. Brody is also a member of the board of directors of American Oriental Bioengineering Inc. (NYSE: AOB).

Jeff Haiyong Liu has served as a director of our company since June 2007. Mr. Liu, who is a U.S. citizen born in China, is General Manager of DBS (China) Investment Ltd., which is a wholly owned subsidiary of Singapore DBS Bank Group in China from December 2005 to the present. Prior to joining DBS, Mr. Liu served as a Vice President of SIG Group based in Shanghai from June 2000 to November 2005, where he focused on China Banking and trust and financial services opportunities. From January 1994 to September 1995, Mr. Liu worked in a Hong Kong based investment firm headquartered in Mainland China and was in charge of investment business for real estate and capital markets. In 1992, he served as Director of Securities Dept. of Shaanxi International Trust and Investment Corp. Ltd. and assisted in bringing the company's stock public in a $40 million public offering. Prior to 1992, Mr. Liu was Deputy Manager of International Banking Department of China Construction Bank, Shaanxi. Mr. Liu received an MBA from Indiana University at Bloomington, majoring in finance. He graduated from undergraduate school in 1985 in Xi'an, Shaanxi, majoring in finance.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of ethics, which is applicable to our senior executive financial officers. In addition, our Board of Directors has adopted a code of conduct, which is applicable to all of our directors, officers and employees. We have made our code of ethics and our code of conduct publicly available on our website at www.fuqi.cn.com. We will provide our code of ethics in print without charge to any stockholder who makes a written request to: Chief Financial Officer, Fuqi International, Inc., 5/F., Block 1, Shi Hua Industrial Zone, Cui Zhu Road North, Shenzhen, 518019, People’s Republic of China. Any waivers of the application and any amendments to our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our website.

Director Independence

Subject to certain exceptions, under the listing standards of the Nasdaq Stock Market, within one year of the effectiveness of a registration statement filed with the Securities and Exchange Commission in connection with a public offering of securities, a listed company’s board of directors must consist of a majority of independent directors. As a “controlled” company under such listing standards, we are not required to comply with this requirement. However, we have determined to do so in the interests of good corporate governance and accountability to all of our stockholders. Our board of directors has determined that four of the seven members of our Board of Directors are independent under NASDAQ standards, as follows: Lily Lee Chen, Victor A. Hollander, Eileen B. Brody and Jeff Haiyong Liu.

Family Relationships

There are no family relationships among the individuals comprising our Board of Directors and executive officers.

Legal Proceedings

None of the nominees nor any director or executive officer has been involved in the certain legal proceedings listed in Item 401 of Regulation S-K.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

During the year ended December 31, 2008, the board of directors met five times, the Audit Committee met 23 times, the Compensation Committee met five times and the Nominating Committee met one time.  Each director attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which they served, except for Lie Xi Zhuang.

Each Director attended the Annual Meeting of Stockholders in 2008 either in person or telephonically. The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Board Committees

Audit Committee.  We established our audit committee in June 2007. The audit committee consists of Eileen B. Brody, Victor A. Hollander, and Jeff Haiyong Liu, each of whom is an independent director.  Mr. Hollander, Chairman of the audit committee, and Ms. Brody are “audit committee financial experts” as defined under Item 407(d) of Regulation S-K. The purpose of the audit committee is to represent and assist our board of directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. Pursuant to our audit committee charter, which was adopted by our Board of Directors in June 2007, the audit committee’s responsibilities include:

•
The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

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Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our company or that are the subject of discussions between management and the independent auditors.

The audit committee charter is posted in the corporate governance section of the investor relations page of the Company’s Web site located at www.fuqi.cn.com.

Compensation Committee. We established our compensation committee in June 2007. The compensation committee consists of Eileen B. Brody, Victor A. Hollander and Jeff Hiayong Liu, each of whom is an independent director. Mr. Liu is the Chairman of the compensation committee. Pursuant to our compensation committee charter, which was adopted by our Board of Directors in June 2007, the compensation committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our Equity Incentive Plan, including the approval of grants under the plan to our employees, consultants and directors. The compensation committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee.  The compensation committee charter is posted in the corporate governance section of the investor relations page of the Company’s Web site located at www.fuqi.cn.com.

Nominating and Corporate Governance Committee. We established our nominating and corporate governance committee in June 2007. The nominating and corporate governance committee consists of Lily Lee Chen, Eileen B. Brody and Jeff Haiyong Liu, each of whom is an independent director. Eileen B. Brody is the Chairman of the nominating and corporate governance committee. Pursuant to our nominating and corporate governance committee charter, which was adopted by our Board of Directors in June 2007, the nominating and corporate governance committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting and fills any vacancies on our board of directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices.  The nominating and corporate governance committee charter is posted in the corporate governance section of the investor relations page of the Company’s Web site located at www.fuqi.cn.com.

 The Director Nomination Process

The Nominating Committee considers nominees from all sources, including stockholders. Stockholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. The board of directors will consist of a majority of directors who qualify as “independent” directors within the meaning of the listing standards of the Nasdaq Stock Market, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company or to fulfill the responsibilities of a director. The value of diversity on the board should be considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Nominating Committee considers the appropriate mix of skills and experience and background needed for members of the board and for members of each of the board’s committees, so that the board and each committee has the necessary resources to perform its respective functions effectively. The Nominating Committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Nominating Committee will consider the existing director’s performance on the board and on any committee on which such director serves, which will include attendance at board and committee meetings.

Director Nominees by Stockholders. The Nominating Committee will consider nominees recommended in good faith by our stockholders as long as these nominees for the appointment to the board of directors meet the requirements set forth above. Possible candidates who have been suggested by stockholders are evaluated by the Nominating Committee in the same manner as are other possible candidates.

Executive Sessions

Non-management directors meet in executive sessions without our management. Non-management directors are those directors who are not also our executive officers and include directors, if any, who are not independent by virtue of the existence of a material relationship with our company. Executive sessions are led by our Audit Committee Chairman.  An executive session is typically held in conjunction with each regularly scheduled Audit Committee meeting and other sessions may be called by the Audit Committee Chairman in his own discretion or at the request of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

The compensation committee of the Board of Directors is composed of the following three Board members: Eileen B. Brody, Victor A. Hollander and Jeff Hiayong Liu (Chair).  No member of the compensation committee is a former or current officer or employee of Fuqi or had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.  No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In November 2006, we completed a reverse merger transaction with VT Marketing Services, Inc., and in June 2007 we formed the Compensation Committee of the Board of Directors (“Committee”).  In October 2007, we conducted an initial public offering and listed our shares of common stock on the Nasdaq Global Market.  The Committee is composed of the following three Board members: Eileen B. Brody, Victor A. Hollander and Jeff Hiayong Liu (Chair).  No member of the Compensation Committee is a former or current officer or employee of Fuqi.  The Board of Directors and the Committee annually determine whether the Committee’s current membership satisfies the rules of the Nasdaq Global Market.  Each member of the Compensation Committee is independent under Nasdaq listing standards and the definition of “independent” under the Sarbanes-Oxley Act of 2002.

General

Prior to completion of our reverse merger transaction with VT Marketing Services, Inc. in November 2006, our Chairman, Chief Executive Officer, and President, Mr. Yu Kwai Chong, determined the compensation for our executive officers.  During such time, compensation for executive officer consisted solely of each executive officer’s salary, other than an automobile allowance for Mr. Chong, and none of our executive officers received a cash bonus.  After completion of the reverse merger, compensation packages for fiscal 2007 were proposed by Mr. Chong, and subsequently reviewed and approved by our Compensation Committee after its formation in June 2007. In September 2007, we entered into three-year employment agreements (the “Employment Agreements”) with each of our executive officers, as more fully described below.  The Employment Agreements were approved by the Compensation Committee and compensation for fiscal 2008 was based upon the Employment Agreements.

The level and components of the compensation packages for our executive officers under the Employment Agreements were primarily determined based upon comparisons with the compensation packages of certain public companies in the United States and Hong Kong, in addition to the compensation packages of private Chinese jewelry companies with which Mr. Chong had a relationship and was able to obtain such information. We reviewed and evaluated the compensation packages of specialty jewelry manufacturers, distributors and retailers, in addition to other Chinese specialty companies engaged in the manufacture and distribution of consumer products.  As a result of these criteria, we reviewed the following companies:

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Jewelry companies listed in the United States: LJ International, Inc. (NasdaqNM: JADE), Man Sang Holdings, Inc. (Amex: MHJ), House of Taylor Jewelry, Inc. (NasdaqSC: HOTJ), and Finlay Enterprises, Inc. (NasdaqNM:FNLY).

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Hong Kong / Chinese jewelry companies: Chow Sang Sang Holdings International Ltd. (SSEHK:116), Luk Fook Holdings International Ltd. (SSEHK:590), Ming Fung Jewelery Group Limited. (SSEHK:860), and Hang Fung Gold Technology Limited (SSEHK:870).

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Hong Kong / Chinese companies listed in the United States: Wonder Auto Technology, Inc. (NasdaqNM:WATG — manufacturer of automotive electrical parts in China), SORL Auto Parts, Inc. (NasdaqNM:SORL — manufacturer and distributor of commercial vehicle air brake valves and related components in China and internationally), and Orsus Xelent Technologies, Inc. (Amex:ORS —designer for retail and wholesale distribution of cellular phones).

We focused our evaluation and analysis on companies of similar market size and stage of growth, while taking into account our relative performance and our own strategic goals. We believe that the companies that we evaluated are comparable to us and provided valuable guidance to us in setting the appropriate levels and form of compensation for our executive officers. After reviewing the salary and equity components of compensation from these companies, Mr. Chong proposed the levels of compensation of our executive officers based upon this information. Our Compensation Committee reviewed and approved the compensation packages and the Employment Agreements, and we subsequently entered into the Employment Agreements. The Employment Agreements provide for substantially higher compensation packages for our executive officers as compared to previous years. The increase in compensation is primarily due to the increased level of responsibilities that were assumed by each of executive officer after we became a publicly-listed company in October 2007.  The Compensation Committee now determines compensation packages for our executive officers.

Employment Agreements

Below is a summary of the compensation packages to our executive officers under the Employment Agreements.

Yu Kwai Chong, our Chief Executive Officer, receives an annual salary of $200,000 and an automobile allowance of approximately $52,000 as well as stock options to be granted on an annual basis to acquire shares of the common stock with a market value of 2% of our annual profit, approximately, before tax, not exceeding $200,000 in value as set forth in our annual report on Form 10-K for the relevant period as filed with the SEC. The stock options will have a life of 10 years and an exercise price equal to 110% of the fair market value of our common stock on the date of the grant.  For fiscal 2008, the first year in which Mr. Chong was eligible to earn stock options under his Employment Agreement, Mr. Chong earned a total of 56,422 stock options exercisable at $6.89 per share.

Ching Wan Wong, our Chief Financial Officer, receives an annual salary of $160,000 and was granted, on the effective date of the employment agreement, stock options with three-year terms to acquire 600,000 shares of common stock at a per share exercise price of $9.00, representing the market value on the date of the grant. One-third of the stock options were vested upon the effective date of the employment agreement, one-third vested on the first anniversary, and the final third will vest on the second anniversary of the Employment Agreement in October 2009.  Mr. Wong was not granted any stock options in fiscal 2008.

Each of Lie Xi Zhang, our Chief Operating Officer, and Xi Zhou Zhuo, our Marketing Director, receives an annual salary of $120,000 and stock options to be granted on an annual basis to acquire shares of common stock with a market value of 1% of our annual profit before tax, not exceeding $120,000 in value as set forth in our annual report on Form 10-K for the relevant period as filed with the SEC. The stock options have a life of 10 years and an exercise price equal to 100% of the fair market value of our common stock on the date of the grant.  For fiscal 2008, the first year in which each of Lie Xi Zhang and Xi Zhou Zhuo was eligible to earn stock options under their respective Employment Agreements, each earned a total of 32,677 stock options exercisable at $6.26 per share.

Objectives and Components of Executive Compensation

Our Compensation Committee determines compensation for our executive officers with the goal of attracting and retaining high quality executive officers and encouraging them to work as effectively as possible on our behalf. Compensation is designed to reward executive officers for successfully meeting their individual functional objectives and for their contributions to our overall development. Key areas of corporate performance taken into account in setting compensation policies and decisions are profitability, growth of sales, and cost control. The key factors may vary depending on areas of business in which the executive officer’s work is focused on. Compensation for our Chief Executive Officer, Chief Operating Officer, and Marketing Director consists of salary and equity compensation. While salary is a set amount, as described above, the equity compensation is directly tied to our performance for each fiscal year. Our annual profit before tax will determine the value of options to be granted to our Chief Executive Officer, Chief Operating Officer, and Marketing Director. We will annually grant to our Chief Executive Officer stock options to acquire shares of common stock with a market value of 2% of our annual profit before tax, not exceeding $200,000, and a similar grant of options will be made to each of our Chief Operating Officer and Marketing Director, except that the options will be to purchase shares of common stock having a market value of 1% of our annual profit before tax, not to exceed $120,000.

Our Compensation Committee performs, at least annually, a review of the compensation program for our executive officers to determine whether it provides adequate incentives and motivation to our executive officers. For officers other than our Chief Executive Officer, Chief Operating Officer, and Marketing Director, the Compensation Committee evaluates profitability, growth of sales, and cost control as a measurement of company performance in determining if, and at what amounts, stock option grants should be made. In fiscal 2008, we established a policy of setting company performance targets and budgets prior to each fiscal year and then having the Compensation Committee use these targets and budgets at the end of the respective fiscal year as a factor in determining whether our salary and equity compensation is adequate.

Our Compensation Committee, in its annual review, will also determine if our compensation is adequate as relative to comparable officers in other companies with which we compete for executives. Those companies to be evaluated and analyzed will consist of specialty jewelry manufacturers, distributors and retailers, in addition to other Chinese specialty companies in the manufacture and distribution of consumer products of similar market size and stage of growth. The companies may or may not be public companies or companies located in the PRC or even, in all cases, companies in the jewelry business. The companies that the Compensation Committee reviews will include the comparable companies listed above. In addition, the Compensation Committee will review other companies of a size, scope and magnitude similar to us at the time of our Compensation Committee conducts its annual review, which may include companies not currently listed or reporting. We believe that the companies that our Compensation Committee evaluates are comparable to us and can provide valuable guidance to us in determining whether the levels and forms of compensation for our executive officers are adequate. Based on its review of these companies, the Compensation Committee will determine the compensation packages for our executive officers for the relevant fiscal year.

The primary elements of compensation of our executive officers are salary and stock option grants. We do not have formal policies relating to the allocation of total compensation among salary and stock options. However, we believe that certain senior executive positions such as Chief Executive Officer, Chief Operating Officer, and Marketing Director have a more direct influence over our financial performance. As such, a greater portion of their compensation may be at-risk based on company performance. Compensation arrangements established in September 2007 for these positions were more heavily weighted on incentive compensation.  As a result, our Chief Executive Officer, Chief Operating Officer, and Marketing Director were eligible for stock options grants on an annual basis that have a market value, not to exceed a pre-determined amount, that is based on our annual profit before tax as set forth in our annual report on Form 10-K as filed with the SEC for the respective fiscal year.

The Compensation Committee engaged Frederic W. Cook & Co., Inc., a consultant on compensation, to assist in a comprehensive compensation analysis and formulation of a more structured compensation program consisting of base salary, annual bonus and annual stock option grants for fiscal 2009.  The new compensation program that we expect to implement in fiscal 2009 will result in increased cash and/or equity based compensation for our executive officers.  In addition, the new compensation program will result in a change to the mix of salary, bonus, and equity compensation that we use to compensate our executive officers.  The Company anticipates that it will make stock option grants to certain of its executive officers in fiscal 2009.

Salary

Salary is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate those individuals, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the levels that we expect. When setting and adjusting individual executive salary levels, we consider the relevant established salary range, the named executive officer’s responsibilities, experience, potential, individual performance and contribution. We also consider other factors such as our overall corporate budget for annual merit increases, unique skills, demand in the labor market and succession planning. Such factors were considered when the compensation packages under the Employment Agreements were created and approved.

Equity Compensation

We believe that long-term performance is aided by the use of stock-based awards, which we believe create an ownership culture among our named executive officers that fosters beneficial, long-term performance by our company. We adopted the Fuqi International, Inc. 2007 Equity Incentive Plan (“2007 EIP”) on October 22, 2007. The 2007 EIP has a total of 2,366,864 shares of common stock available for grant under the plan.  The Committee and Board has adopted the Fuqi International, Inc. 2009 Omnibus Incentive Plan, subject to shareholder approval at this annual meeting of shareholders, that, if approved by the shareholders, will replace the 2007 EIP.

We believe an equity incentive plan provides our employees, including our named executive officers, as well as our directors and consultants, with incentives to help align their interests with the interests of stockholders. The Compensation Committee believes that the use of stock-based awards promotes our overall executive compensation objectives and expects that stock options will become a significant source of compensation for our executives.

We do not have a general equity grant policy with respect to the size and terms of option grants, but our Compensation Committee will evaluate our achievements for the fiscal year based on performance factors and results of operations such as revenues generated, cost of revenues, and net income. We do not currently have established quantitative targets.  In fiscal 2008, we established a policy of setting company performance targets and budgets prior to each fiscal year and then having the Compensation Committee use these targets and budgets at the end of the respective fiscal year as a factor in determining if, and at what amount, a stock option grant should be made to each of our executive officers. We expect our established targets and budgets to be challenging yet achievable by our company and executive officers. In addition, we expect to set a minimum threshold for stock option grants at a certain percentage of the target and budget, yet to be determined. Based on the target and budget goals, the Compensation Committee will have discretion in determining what stock option grants are appropriate for the fiscal year.

We also conduct an annual evaluation of the achievement level of an executive based on individual performance measurements, such as contribution to the achievement of the company’s goals and individual performance metrics based on their positions and responsibilities. Stock options have generally been made at the end of each fiscal year.

In connection with the closing of our initial public offering in October 2007, we granted each of our Chief Financial Officer and Vice President of Corporate Development 600,000 stock options at a per share exercise price of $9.00 with a three-year term, with one-third vesting upon the date of grant and the remaining two-thirds vesting in two equal annual installments over the 24-month period after the date of grant. We believe that our Chief Financial Officer and Vice President of Corporate Development played pivotal roles in the planning, execution, and completion of our initial public offering that was completed on the date of grant and the stock options were intended to reward them for such contributions and the vesting schedule is intended to encourage continued contributions in the near future. Our Executive Vice President of Corporate Development resigned in January 2009 and the stock options that were granted to him expired unexercised.

We expect that the vesting schedule for option grants will differ in light of the purpose for the option grant. The option grants to our Chief Financial Officer and former Vice President of Corporate Development, as described above, had shorter vesting schedules to reward them for contributions to our public offering, in addition to encourage continued contributions in the short time period after the closing of the public offering. The Compensation Committee will determine the vesting schedule of option grants and tie the vesting schedule to the purpose of the grant. For example, we expect to have extended vesting schedules for normal option grants to provide incentives for long-term performance.

Summary Compensation Table

The following table sets forth information concerning the compensation for the three fiscal years ended December 31, 2008, 2007, and 2006 of the principal executive officer, principal financial officer, in addition to, as applicable, our three most highly compensated executive officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as our executive officer at the end of the last fiscal year (collectively, the “Named Executive Officers”).

Name and Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(4)	All Other Compensation ($)		Total ($)
Yu Kwai Chong	2008	200,000	-		200,000	31,400	(2)	431,400
President, CEO and	2007	56,050	-		-	31,400	(2)	87,450
Chairman of the Board	2006	7,384	-		-	31,400	(1)(2)	38,784

Ching Wan Wong	2008	160,000	-		275,479	-		435,479
Chief Financial Officer	2007	87,450	89,941	(3)	321,392	-		498,783
	2006	56,410	-		-	-		56,410

Heung Sang Fong(5)	2008	120,000	-		275,479	-		395,479
Former Executive Vice President	2007	76,154	-		321,392	-		397,546
of Corporate Development	2006	5,026	-		-	-		5,026

Lie Xi Zhang,	2008	120,000	-		120,000	-		240,000
Chief Operating Officer	2007	34,726	-		-	-		34,726
	2006	6,000	-		-	-		6,000

Xi Zhou Zhuo	2008	120,000	-		120,000	-		240,000
Marketing Director	2007	34,726	-		-	-		34,726
	2006	6,000	-		-	-		6,000

(1)	Excludes dividends paid to Mr. Chong, as the sole stockholder of Fuqi’s subsidiary, totaling $2.7 million during the year ended December 31, 2006.

(2)	We acquired a new company car costing approximately $157,000 for the use of Mr. Chong in 2005. The value of the car is being amortized over 5 years.

(3)	Represents a one-time discretionary bonus of $89,941 in connection with the exercise of Series C Plan and Series E Plan warrants in June 2007.

(4)
Valuation based on the amount of option grants recognized for financial statement reporting purposes pursuant to SFAS 123(R). The assumptions used with respect to the valuation of option grants are set forth in our Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2009 under “Note 1— Summary of Significant Accounting Policies—Share-Based Payments” and “Note 12—Stockholders’ Equity” under Item 8 “Fuqi International, Inc. Consolidated Financial Statements—Notes to Financial Statements.”

(5)	Mr. Fong joined the Company in December 2006 and resigned in January 2009.

Grants of Plan-Based Awards in 2008

The following table summarizes our awards made to our named executive officers in 2008.

	Grant Date(1)		Number of Shares of Common Stock Underlying Options	Exercise of Base Price of the Options Award ($/Sh)	Grant date of Fair Value of Stock and Options Awarded ($)(3)
Yu Kwai Chong	12/31/2008	(1)	56,422	6.89	200,000
Lie Xi Zhang	12/31/2008	(2)	32,677	6.26	120,000
Xi Zhou Zhuo	12/31/2008	(2)	32,677	6.26	120,000
Ching Wan Wong	-		-	-	-
Heung Sang Fong	-		-	-	-

(1)
In accordance with his Employment Agreement, Yu Kwai Chong earned stock options to purchase shares of common stock at a per share exercise price equal to 110% of the fair market value of our common stock.  Pursuant to the employment agreement, the options granted will have an aggregate market value equal to 2% of our annual profit, approximately, before tax, not exceeding $200,000 in value as set forth in our annual report on Form 10-K for 2008.

(2)
In accordance with their respective Employment Agreements, each of Lie Xi Zhang and Xi Zhou Zhuo earned stock options to purchase shares of common stock at a per share exercise price equal to 100% of the fair market value of our common stock.  Pursuant to the employment agreements, the options granted to each of the officers will have an aggregate market value equal to 1% of our annual profit before tax, not exceeding $120,000 in value as set forth in our annual report on Form 10-K for fiscal 2008.

(3)
Valuation assumptions are found in our Annual Report for the year ended December 31, 2008 under Item 8 “Fuqi International, Inc. Consolidated Financial Statements —Notes to Financial Statements—Note 1—Summary of Significant Accounting Policies—Share-Based Payments” in the Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2009.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2008.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Yu Kwai Chong	56,422	-	-	6.89	12/31/2018
Lie Xi Zhang	32,677	-	-	6.26	12/31/2018
Xi Zhou Zhuo	32,677	-	-	6.26	12/31/2018
Ching Wan Wong (1)	400,000	200,000	-	9.00	10/26/2010
Heung Sang Fong(1)(2)	400,000	200,000	-	9.00	10/26/2010

(1)	One-third of the stock options were vested upon dated of grant and the remaining two-thirds will vest in two equal annual installments over the 24-month period after the date of grant.

(2)	In connection with Mr. Fong’s resignation in January 2009, all of Mr. Fong’s options were thereafter canceled unexercised in accordance with the stock option agreement.

Option Exercises and Stock Vested in Fiscal 2008

There were no option exercises or stock vested in 2008.

Equity Incentive Plans

We adopted the Fuqi International, Inc. 2007 Equity Incentive Plan (“2007 EIP”) in October 2007. We had a 2006 Equity Incentive Plan (“2006 EIP”), which we canceled and terminated immediately prior to the adoption of the 2007 EIP.

Our employees, officers and directors (including employees, officers and directors of our affiliates) are all eligible to participate in the 2007 EIP. Administration of the 2007 EIP is carried out by our Board of Directors or any committee of the Board of Directors to which the Board of Directors has delegated all or a portion of responsibility for the implementation, interpretation or administration of the equity incentive plan. The administrator of the 2007 EIP will select the participants who are granted stock options or stock awards and, consistent with the terms of the equity incentive plan, will establish the terms of each stock option or stock award. The maximum period in which a stock option may be exercised will be fixed by the administrator, but in no event longer than ten years.

The 2007 EIP authorizes the issuance of options to purchase shares of common stock under the Option Grant Program and the grant of stock awards under the Stock Issuance Program. Although the administrator determines the exercise prices of options granted under the 2007 EIP, the exercise price per share may not be less than 100% of the “fair market value,” as defined in the equity incentive plan, on the date of grant. Options that are granted under the equity incentive plan vest and terminate over various periods at the discretion of the Board of Directors or any committee authorized by the Board of Directors, but subject to the terms of the plan. Under the Stock Issuance Program, shares of our common stock may be issued through direct and immediate issuance without any intervening options grants.

The 2007 EIP will terminate upon the earliest of (i) the expiration of the ten year period measured from the date we adopt the plan, (ii) the date on which all shares available under the plan have been issued as vested shares, or (iii) the termination of all outstanding options in connection with a change in our ownership or control. Nevertheless, options granted under the 2007 EIP may extend beyond the date of termination. Under the 2007 EIP, the maximum number of shares of common stock that may be subject to stock options or stock awards is 2,366,864.  There were 1,441,776 options, outstanding under the 2007 EIP as of December 31, 2008, with a weighted average exercise price of $8.79 per share

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2008 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,441,776	(1)	$8.79	925,088	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	1,441,776		8.79	925,088

(1)	Represents stock options outstanding under the Fuqi International, Inc. 2007 Equity Incentive Plan (the “2007 EIP”).

(2)
Represents shares available for issuance under the 2007 Plan.  The shares available for issuance under the 2007 EIP are available for issuance as restricted stock and other forms of equity-based compensation in addition to stock options, warrants and rights.  If the Fuqi International, Inc. 2009 Omnibus Incentive Plan, which is being submitted to the stockholders for approval at this annual meeting, is approved by the stockholders, 2007 EIP will be canceled and no further grants will be made under the 2007 EIP.  The 2009 Omnibus Incentive Plan, if approved, will have an aggregate of 3,300,000 shares of the Company’s common stock reserved for issuance.

2008 DIRECTOR COMPENSATION

We initiated an increase in compensation for independent directors beginning in fiscal 2009.  We currently pay our non-employee directors the following compensation:

•	Base Annual Board Service Fee: Each independent director is paid $9,000 per quarter (or $36,000 annually).

•
Base Annual Committee and Chairperson Service Fee: Each member of the compensation committee receives $3,500 annually, each member of the nominating committee receives $2,500, and each member of the audit committee receives $6,000 annually for committee service. In addition, the chairman of each of the committees will receive an extra fee equal to the respective base committee fee.

•	Expenses: Each director receives expense reimbursement for reasonable travel for in-person board and committee meeting attendance.

The table below presents our compensation to our directors for the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Lily Lee Chen	20,000	-	10,760	-	-	-	30,760
Eileen B. Brody	24,500	-	10,760	-	-	-	35,260
Victor A. Hollander	27,500	-	10,760	-	-	-	38,260
Jeff Haiyong Liu	24,500	-	10,760	-	-	-	35,260

(1)
At the closing of our public offering in October 2007, the Board granted ten-year stock options to each independent director to purchase 30,000 shares of our common stock, at an exercise price equal to $9.00 per share, with 15,000 shares vest immediately and the remaining 15,000 shares to vest in equal quarterly installments over one year from the date of the grant. Valuation based on the amount of option grants recognized for financial statement reporting purposes pursuant to SFAS 123(R). The assumptions used with respect to the valuation of option grants are set forth in our Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2009 under “Note 1— Summary of Significant Accounting Policies—Share-Based Payments” and “Note 12—Stockholders’ Equity” under Item 8 “Fuqi International, Inc. Consolidated Financial Statements—Notes to Financial Statements.”

Independent directors are eligible to receive, from time to time, grants of options to purchase shares under our 2007 Equity Incentive Plan as determined by the board of directors.  At the closing of our public offering in October 2007, the Board granted ten-year stock options to each independent director to purchase 30,000 shares of our common stock.  No option grants were made to the non-employee directors in 2008.  We have engaged Frederic W. Cook & Co., Inc., a consultant on compensation, to assist in devising a new compensation program for non-employee directors.  Beginning with the first grant in fiscal 2009, it is anticipated that the independent directors will receive annual equity awards in the form of restricted stock awards.  We currently anticipate that we will grant to each independent director in fiscal 2009 approximately 10,438 shares of Restricted Stock under the 2009 Omnibus Incentive Plan after its passage.

Indemnification of Directors and Executive Officers and Limitations of Liability

In December 2006, we changed our state of incorporation from Nevada to Delaware and we are now governed by Delaware law and the certificate of incorporation and bylaws of the new Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this Proxy Statement on Schedule 14A. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the CD&A be included in this Proxy Statement on Schedule 14A.  The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S−K. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Respectfully submitted,

Compensation Committee

Jeff Hiayong Liu, Chairman
Eileen B. Brody
Victor A. Hollander

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of April 27, 2009 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of April 27, 2009, based on 22,005,509 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

To our knowledge, except as indicated by footnote and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the ordinary shares set forth opposite such person’s name. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Fuqi International, Inc., 5/F., Block 1, Shi Hua Industrial Zone, Cui Zhu Road North, Shenzhen, 518019, People’s Republic of China.

		Common Shares Beneficially Owned
Name of Beneficial Owner	Title	Number of Shares		Percentage of Shares
Executive Officers and Directors:
Yu Kwai Chong	President, Chief Executive Officer and Chairman of the Board	11,231,965	(1)	51.3%
Lie Xi Zhuang	Chief Operating Officer and Director	32,677	(2)	*
Ching Wan Wong	Chief Financial Officer and Director	400,000	(2)	3.6
Xi Zhou Zhuo	Marketing Director	32,677	(2)	*
Charlene Hua	Executive Vice President of Finance, Capital Market and Corporate Development	-		-
Chujian Huang	Retail Director	1,080,666	(3)	4.9
Lily Lee Chen	Director	30,000	(2)	*
Eileen B. Brody	Director	30,000	(2)	*
Victor A. Hollander	Director	30,000	(2)	*
Jeff Haiyong Liu	Director	30,000	(2)	*
Officers and Directors as a group (total of 10 persons)		12,897,985	(4)	61.5

*	Indicates less than 1%.

(1)	Consists of 56,422 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of April 27, 2009.

(2)	Consists of shares of common stock underlying options that are currently exercisable or exercisable within 60 days of April 27, 2009.

(3)
Includes 540,333 shares of common stock issued to Mr. Huang in connection with our acquisition of substantially all of the assets of the Temix Companies in August 2009.  Such shares are to be held in escrow until August 2010 subject to forfeiture if certain performance targets are not met.

(4)
Includes (i) 641,776 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of April 27, 2009 and (ii) 540,333 shares held in escrow, as described in footnote no. 3.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of holdings and transactions in our stock with the SEC. Based on a review of written representations from our executive officers and directors, we believe that during the fiscal year ended December 31, 2008, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by the board of directors and applicable Nasdaq Stock Market Rules and SEC standards. The Audit Committee represents and assists the board of directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of Fuqi’s financial statements, Fuqi’s compliance with legal and regulatory requirements, the qualifications and independence of Fuqi’s registered public accounting firm, Stonefield Josephson, Inc., and the performance of Fuqi’s internal controls and of Stonefield Josephson, Inc.

The Audit Committee has reviewed and discussed with Fuqi’s management, internal finance staff, internal auditors and Stonefield Josephson, Inc., with and without management present, Fuqi’s audited financial statements for the fiscal year ended December 31, 2008 and management’s assessment of the effectiveness of Fuqi’s internal controls over financial reporting. The Audit Committee has also discussed with Stonefield Josephson, Inc. the results of the independent auditors’ examinations and the judgments of Stonefield Josephson, Inc. concerning the quality, as well as the acceptability, of Fuqi’s accounting principles and such other matters that Fuqi is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including Statement on Auditing Standards No. 114). In addition, the Audit Committee has received from Stonefield Josephson, Inc. the written disclosures required by Independence Standards Board Standard No. 1, as amended, and has discussed with Stonefield Josephson, Inc. their independence from Fuqi and management, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the fees paid to Stonefield Josephson, Inc. during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Respectfully submitted,

Eileen B. Brody
Victor A. Hollander
Jeff Haiyong Liu

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Yu Kwai Chong

Rong Xing Company Limited, a company owned and controlled by Mr. Yu Kwai Chong, who is our controlling stockholder, President, Chief Executive Officer and Chairman of the Board, guarantees and provides real property to secure loan facilities that we have taken with several banks. The guarantee is provided at no charge to us.

For the year ended December 31, 2008, Rong Xing Company Limited advanced an interest-free loan of $965,576 to the Company for short term financing purpose.  Such amount was outstanding as of December 31, 2008.

For the year ended December 31, 2008, approximately $357,000 of operating expenditure, including wages and benefits of production workers and material tools and supplies was paid by the Company’s affiliate, Rong Xing Company Limited, on behalf of the Company. The Company repaid the full outstanding amount as of December 31, 2008.

Chujian Huang

In August 2008, we completed an acquisition of substantially all of the assets of the Temix Companies.  For the year ended December 31, 2008, Mr. Chujian Huang, the former principal of the Temix Companies and our current employee, collected a total of $2,837,907 from the shopping malls on behalf of the Company because certain legal titles of the retail counters had not yet been transferred to the Company after the acquisition.  Also related to the pending transfer of legal title, Mr. Huang paid certain expenses for operating the retail counters totaling $1,002,875 at December 31, 2008.

Policy for Approval of Related Party Transactions

Our written Audit Committee Charter includes our policy regarding the approval of related party transactions.  It is our policy is to have our Audit Committee review and pre-approve any related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest, or adherence to standards of business conduct as required by our policies.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for the Company’s common stock since October 23, 2007, the date of the Company’s initial listing on a national securities exchange, to the cumulative return over such period of The Nasdaq Stock Market Composite Index, and the Russell 2000 Index.  Fuqi International, Inc. was added to the Russell 2000 Index in June 2008.  The Company does not use a published industry or line-of-business basis, and does not believe it could reasonably identify a different peer group. The graph assumes that $100 was invested on the date on which the Company completed the initial public offering of its common stock on October 23, 2007 and in each of the comparative indices on the same date. The graph further assumes that such amount was initially invested in the Common Stock of the Company at the price to which such stock was first offered to the public by the Company on the date of its initial public offering of $9.00 per share. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG FUQI INTERNATIONAL, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 2000 INDEX

	10/23/2007	12/31/2007	3/31/2008	6/30/2008	9/30/2008	12/31/2008
Fuqi International, Inc.	$100.00	$92.22	$79.22	$97.33	$90.56	$69.56
Nasdaq Stock Market (U.S.)	$100.00	$94.75	$81.42	$81.91	$74.73	$56.34
Russell 2000 Index	$100.00	$93.59	$84.05	$84.26	$83.02	$61.02

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2010 annual meeting of stockholders, they must deliver a written copy of their proposal no later than February 18, 2010. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2010 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our Bylaws, deliver a copy of their proposal no later than the close of business on the 60th day prior to the first anniversary of this annual meeting, nor earlier than the 90th day prior to the first anniversary of this annual meeting. Any stockholder submitting a proposal must provide a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial holder, if any, on whose behalf the proposal is made. The stockholder and the beneficial owner, if any, on whose behalf the proposal is made must provide their name and address as it appears on the books of the Company and the class and number of shares of the company which are beneficially owned and of record. Furthermore, such stockholder must promptly provide any other information reasonably requested by the Company.

In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting or if the Company has not previously held an annual meeting, then notice must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Mailing Instructions

In either case, proposals should be delivered to Fuqi International, Inc., 5/F., Block 1, Shi Hua Industrial Zone, Cui Zhu Road North, Shenzhen, 518019, People’s Republic of China, Attention: Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Corporate Secretary, Fuqi International, Inc., 5/F., Block 1, Shi Hua Industrial Zone, Cui Zhu Road North, Shenzhen, 518019, People’s Republic of China, by telephone at 86(755)2580-1888 specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that that such communications relate to matters that are within the scope of responsibilities of the board or a Committee.

OTHER BUSINESS

The board of directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Yu Kwai Chong
President, Chief Executive Officer and
Chairman of the Board of Directors

Dated: April 30, 2009
Shenzhen, China

APPENDIX A:       Fuqi International, Inc. 2009 Omnibus Incentive Plan

APPENDIX A

FUQI INTERNATIONAL, INC.

2009 OMNIBUS INCENTIVE PLAN

FUQI INTERNATIONAL, INC.
2009 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01.      Purpose.  The purpose of the Fuqi International, Inc. 2009 Omnibus Incentive Plan (as amended from time to time, the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02.      Adoption and Term.  The Plan has been approved by the Board to be effective as of April 29, 2009, subject to the approval of the stockholders of the Company.  The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01.      Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

2.02.      Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

2.03.      Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04.      Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.05.      Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

2.06.      Board means the Board of Directors of the Company.

2.07.      Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)           The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b)           Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c)           The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d)           The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e)           a complete liquidation or dissolution of the Company.

2.08.      Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09.      Committee means the Compensation Committee of the Board.

2.10.      Common Stock means the common stock of the Company, par value $0.001 per share.

2.11.      Company means Fuqi International, Inc., a Delaware corporation, and its successors.

2.12.      Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13.      Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14.      Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.15       Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16.      Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.17.      Fair Market Value means, as of any applicable date:  (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq National Market System (“NMS”), the closing sales price of the Common Stock on the exchange or NMS, as the case may be, on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply, the fair market value of the Common Stock as determined under procedures established by the Committee.

2.18.      Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.19.      Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.20.      Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.21       Non-Vested Share means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.

2.22.      Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.23.      Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.24.      Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.25.      Performance Awards means Awards granted in accordance with Article VIII.

2.26.      Performance Goals means net sales, units sold or growth in units sold, return on stockholders' equity, customer satisfaction or retention, return on investment or working capital, operating income, economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital), EBITDA (as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization), expense targets, net income, earnings per share, share price, reductions in inventory, inventory turns, on-time delivery performance, operating efficiency, productivity ratios, market share or change in market share, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual's job responsibilities.

2.27.      Plan has the meaning given to such term in Section 1.01.

2.28.      Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.29.      Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.30.      Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.31.      Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.32.      Stock Appreciation Rights means awards granted in accordance with Article VI.

2.33       Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries.  Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01.      Committee.

(a)           Duties and Authority.  The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants.  The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable.  The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code.  The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company.  In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.  Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

(b)           Indemnification.  Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01.      Number of Shares Issuable.  The total number of shares initially authorized to be issued under the Plan shall be Three Million Three Hundred Thousand (3,300,000) shares of Common Stock.  The foregoing share limit shall be subject to adjustment in accordance with Section 11.07.  The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.

4.02.      Shares Subject to Terminated Awards.  Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan.  Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan.  In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01.      Eligible Participants.  Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time.  The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan.  The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.  Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 1.5 million shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $1 million.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01.      Option Awards.

(a)           Grant of Options.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee.  The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b)           Purchase Price of Options.  Subject to the requirements applicable to Incentive Stock Options under Section 6.01(d), the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant.

(c)           Designation of Options.  The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

(d)           Special Incentive Stock Option Rules.  No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year.  Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.

(e)           Rights As a Stockholder.  A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02.      Stock Appreciation Rights.

(a)           Stock Appreciation Right Awards.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights.  Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously.  Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b)           Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant.  Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c)           Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock.  In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date.  No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03.      Terms of Stock Options and Stock Appreciation Rights.

(a)           Conditions on Exercise.  An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.  In the event the Committee grants an Option or Stock Appreciation Right that would be subject to Section 409A of the Code, the Committee may include such additional terms, conditions and restrictions on the exercise of such Option or Stock Appreciation Right as the Committee deems necessary or advisable in order to comply with the requirements of Section 409A of the Code.

(b)           Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i)           Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii)           Termination of the Award in the event of a Participant's disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or

(iii)           In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)); or

(iv)           Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c)           Acceleration or Extension of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04.      Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time.  The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002).  In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company.  The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock.  Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose.  Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

           6.05.       Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Options or Stock Appreciation Rights outstanding on the date of such Change in Control shall occur.

6.06       Early Exercise.  An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested.  The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time.  In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board.  The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant.  Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock outright, subject to conditions and restrictions as the Board may determine.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01.      Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals.  The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02       Restricted Shares.

(a)           Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant.  Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.  Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b)           Stockholder Rights.  Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c)           Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)           Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse.  As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e)           Forfeiture of Restricted Shares.  Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement.  The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(f)           Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03.      Restricted Stock Units.

(a)           Settlement of Restricted Stock Units.  Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred.  Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine.  The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed.  As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b)           Shareholder Rights.  Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c)           Waiver of Forfeiture Period.  Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d)           Deferral of Payment.  If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04           Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, no acceleration of the termination of any of the restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall occur in the event of a Change in Control.

ARTICLE VIII

PERFORMANCE AWARDS
8.01.      Performance Awards.

(a)           Award Periods and Calculations of Potential Incentive Amounts.  The Committee may grant Performance Awards to Participants.  A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period.  The Award Period shall be two or more fiscal or calendar years as determined by the Committee.  The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)           Performance Targets.  Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion.  In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals.  The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c)           Earning Performance Awards.  The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)           Payment of Earned Performance Awards.  Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee.  The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02.      Termination of Service.  In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03.      Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Performance Awards outstanding on the date of such Change in Control shall occur.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01.       Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02.      Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a)           Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)           If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)           The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01.    Eligibility.  Executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02.    Awards.

(a)           Performance Targets.  The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals.  Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.

(b)           Amounts of Awards.  In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained.  Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c)           Payment of Awards.  Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(d)           Negative Discretion.  Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e)           Guidelines.  The Committee may adopt from time to time written policies for its implementation of this Article X.  Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f)           Non-Exclusive Arrangement.  The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN

11.01.    Plan Provisions Control Award Terms.  Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan.  In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.  Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02.    Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03.    Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04.    Limitation on Transfer.  Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan.  The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05.    Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a)           The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)           In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06.    Surrender of Awards; Authorization of Repricing.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.  Without requiring shareholder approval, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company, including the substitution or grant of (i) an Option or Stock Appreciation Right with a lower exercise price than the Option or Stock Appreciation Right being surrendered, (ii) a different type of Award upon the surrender or cancellation of an Option or Stock Appreciation Right with an exercise price above the Fair Market Value of the underlying Common Stock on the date of such substitution or grant, or (iii) any other Award constituting a repricing of an Option or Stock Appreciation Right.

11.07.    Adjustments to Reflect Capital Changes.

(a)           Recapitalization.  In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards.  The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)           Merger.  In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization.  Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c)           Options to Purchase Shares or Stock of Acquired Companies.  After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger.  The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.  Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08.    No Right to Continued Service.  No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.09.    Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10.    Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

11.11.    No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12.    Compliance with Rule 16b-3.  It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3.  The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13.    Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14.    Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15.    Amendment and Termination.

(a)           Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)           Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.16.    Foreign Qualified Awards.  Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.17.    Dividend Equivalents.  For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment.  If a Dividend Equivalent Account is established, the following terms shall apply:

(a)           Terms and Conditions.  Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement.  Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b)           Unfunded Obligation.  Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.18     Adjustment of Performance Goals and Targets.  Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the "performance-based compensation" exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19     Legality of Issuance.  Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20     Restrictions on Transfer.  Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

11.21     Further Assurances.  As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

FUQI INTERNATIONAL, INC.

June 1, 2009

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND PROPOSAL 3.  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors	FOR ALL THE NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	NOMINEE:

		☐	☐	☐ ☐	Yu Kwai Chong
				☐	Ching Wan Wong
				☐	Lie Xi Zhuang
				☐	Lily Lee Chen
				☐	Eileen B. Brody
				☐	Victor A. Hollander
				☐	Jeff Haiyong Liu

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee(s) you wish to withhold, as shown here: ☒

2.	Approve the reappointment of Stonefield Josephson, Inc., as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Approve the Fuqi International, Inc. 2009 Omnibus Incentive Plan.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	Please check here if you plan to attend the meeting.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FUQI INTERNATIONAL, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Fuqi International, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2009, and hereby appoints Yu Kwai Chong, our President, Chief Executive Officer and Chairman of the Board, and Ching Wan Wong, our Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Fuqi International, Inc to be held on June 1, 2009, at 10:00 am, local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

 THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2 AND PROPOSAL 3 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)